UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2008 (September 15, 2008)
NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     At a special meeting on September 15, 2008, the stockholders of National City Corporation approved two proposals related to the company’s previously announced capital raise, which closed in April. Stockholders authorized an increase of the number of authorized shares of common stock from 1,400,000,000 to 5,000,000,000 and also approved the conversion of the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G into common stock, the exercise of warrants to purchase common stock and other potential equity issuances contemplated by agreements related to the capital raise transactions completed in April.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The board of directors has appointed Thomas A. Richlovsky to serve as interim Chief Financial Officer of National City Corporation upon Jeffrey D. Kelly’s retirement, effective September 30, 2008, and until the position is filled. Mr. Kelly announced his retirement in July. Mr. Richlovsky has been Senior Vice President and Principal Accounting Officer since 1989, and served as Treasurer from 1989 until April 2008.
     Mr. Richlovsky and certain of his family members have engaged in lending and other ordinary banking transactions with National City and its subsidiaries. All of these transactions were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to National City and do not involve more than the normal risk of collectibility or present other unfavorable features.
     Mr. Richlovsky has previously become a party to various employment plans, arrangements and contracts with National City, including a severance agreement providing for certain benefits in the event of a change in control of National City. Mr. Richlovsky also participates in National City’s Management Incentive Plan for Senior Officers and National City’s Long-Term Cash and Equity Incentive Plan, which provide for the payment of cash and stock upon the achievement of certain incentive goals, and he has received grants of restricted stock and stock options. In addition, Mr. Richlovsky participates in National City’s qualified retirement plan, executive savings plan and deferred compensation plan.
     The related news release is attached hereto as Exhibit 99, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits: Exhibit 99 — News Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation (Registrant)
Dated: September 15, 2008	By	/s/ Carlton E. Langer
Carlton E. Langer, Vice President
and Assistant Secretary

3